LEASE OPTION AGREEMENT

This Indenture made on the 14th

day of January

 , 2011

BETWEEN: WILLIAM STEER, of Regina, in the Province of Saskatchewan,

 (herein after referred to as “the “Optionor” or “the Lessor”)

- AND -

ALLIANCE PETROLEUM CORPORATION

(herein after referred to as “the Optionee” or “the Lessee”)

WHEREAS the Optionor is registered as owner or entitled to become registered owner of the following lands (the

“Lands”):

ALL MINES AND MINERALS WITHIN UPON OR UNDER - MERIDIAN 2 RANGE 02 TOWNSHIP 26

SECTION 8

ALL THAT PORTION OF THE NORTH HALF

OPTIONOR AND OPTIONEE HEREBY COVENANT AND AGREE AS FOLLOWS:

In consideration of the sum of $10.00 dollars paid to the Optionor (the receipt and sufficiency of which is hereby acknowledged) and a further sum of --- Four Thousand ---($4,000.00) Dollars, to be delivered or mailed postage prepaid (by deposit in any mailbox or post office) within   90   days of the date of this Agreement by the Optionee to the Optionor at the address specified in paragraph 21 of the Lease (as hereinafter defined), and the covenants of the Optionee hereinafter contained, the Optionor hereby grants to the Optionee the sole and exclusive option (the “Option”), irrevocable for the period hereinafter specified, to acquire a lease in the form set forth as Schedule “A” to this Option Agreement (the “Lease”) of all leased substances (as defined in the Lease) within, upon or under the Lands upon the terms and conditions and in the form set forth as Schedule “A” to this agreement, which Lease has been executed by the Optionor with the date thereof left blank for completion as hereinafter provided.

The Option may be exercised by the Optionee at any time from and after the date hereof to and including  April 30,

2012.

The Option may be exercised by the Optionee delivering to the Optionor, or mailing postage prepaid in an envelope addressed to the Optionor, at the address specified in paragraph 21 of the Lease, written notice of its exercise of the Option and the ten dollar ($10.00) initial consideration referred to in the Lease.  If mailed, the Optionee’s notice of its exercise of the Option and payment of the said consideration shall be deemed to have been received on the post-marked date of the envelope.

Upon exercise of the Option, the Optionee shall be entitled to insert in the Lease, as the effective date thereof, the date of such exercise, and the Lease shall thereupon be and become a valid and binding lease. The Optionee shall thereafter deliver to the Optionor or mail, postage prepaid, to the Optionor at the address specified in paragraph 21 of the Lease a duly executed copy of the Lease and the payment of all of the remaining additional consideration referred to in the Lease.

Upon termination,  cancellation,  expiration  or  surrender  of  an existing  lease,  the Optionor  shall forthwith notify the Optionee in writing thereof. Further, the Optionor shall forthwith notify the Optionee in writing of any default known to the Optionor that may occur with respect to any covenant, term, proviso or condition contained in an existing lease and the Optionor shall, at the request and at the expense of the Optionee, take such steps as the Optionee in its sole discretion determines are warranted to effect the termination or cancellation of an existing lease. The Optionor shall not, without prior written consent of the Optionee, agree to any extension, modification, renewals or alteration of an existing lease, shall not waive any default which may occur under an existing lease and shall not grant any right, enter into any agreement or do anything prejudicial to the rights granted to the Optionee under the Option of the Lease.

All notices required herein to be provided by the Optionor shall be delivered to the Optionee, or shall be forwarded to the Optionee by registered mail, at the address specified in paragraph 21 of the Lease. If mailed, such notices shall be deemed to have been received on the post-marked date on the envelope.

The parties hereto will, from time to time and at all times hereafter upon request, without further consideration, do such further acts, execute and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of  this Option Agreement.

This Agreement shall enure to the benefit of and binding upon the parties hereto, their respective heirs, executors, administrators, successors and assigns. The right of assignment by either party being hereby granted and understood.

This Agreement shall be subject to and enforced in accordance with the laws of the Province of Saskatchewan.

The terms of this Option Agreement express and constitute the entire agreement between Optionor and Optionee and there shall be no implied covenant or liability of any kind.  Any amendment to this Option Agreement shall be in writing and executed by Optionor and Optionee.

IN WITNESS WHEREOF the Optionor and Optionee have executed and delivered this Option as of the date first above written.

SIGNED AND DELIVERED

in the presence of:

              /s/ Ralph Floyd

/s/ William Steer

Witness       RALPH FLOYD

 WILLIAM STEER

Optionor

ALLIANCE PETROLEUM CORPORATION

Per:

    /s/ Khurram Ijaz

KHURRAM IJAZ, President

Optionee

AFFIDAVIT OF EXECUTION

I,  RALPH FLOYD

of  REGINA

, in the Province of SASKATCHEWAN, MAKE OATH AND SAY:

1.

THAT I was personally present and did see  WILLIAM STEER named in the within instrument, who is personally known to me to be the person named therein, duly sign and execute the same for the purposes named therein.

2.

THAT the same was executed at  REGINA

, in the Province of Saskatchewan, and that I am a subscribing witness thereto.

3.

THAT I know the said  WILLIAM STEER and he is, in my belief, of the full age of eighteen years.

SWORN before me at  Regina

,) in the Province of Saskatchewan, this         14th

) day of  January

, 2011

 )

      [signature illegible]

 /s/ Ralph Floyd

(witness signature)

A Commissioner for Oaths in and for the Province of

Saskatchewan

A Commissioner for Oaths in and for the Province of

Saskatchewan

My Commission expires Aug. 31, 2013

THE FOLLOWING PAGES COMPRISE SCHEDULE “A” TO AN OPTION TO LEASE AND GRANT MADE BETWEEN NAME OF WILLIAM STEER AND ALLIANCE PETROLEUM CORPORATION.

PETROLEUM AND NATURAL GAS LEASE

This Indenture made on the

day of

, 20

BETWEEN

WILLIAM STEER, of Regina, in the Province of Saskatchewan

 (herein called the “Lessor”)

-AND-

ALLIANCE PETROLEUM CORPORATION

(herein called the “Lessee”)

THE LESSOR, being registered as owner, or entitled to become registered as owner of the leased substances (as hereinafter defined) within, upon or under that certain parcel or tract of land legally described as follows:

ALL MINES AND MINERALS WITHIN UPON OR UNDER - MERIDIAN 2 RANGE 02 TOWNSHIP 26

SECTION 8

ALL THAT PORTION OF THE NORTH HALF

In consideration of the sum of $10.00 paid to the Lessor by the Lessee, the receipt of which is hereby acknowledged by the Lessor, and of an additional consideration of  --- Twenty Four Thousand   --- Dollars ($24,000.00) to be paid within 90 days of the date hereof and  in  consideration of the covenants of the Lessee hereinafter contained, HEREBY GRANTS AND LEASES exclusively unto the Lessee all the leased substances (as hereinafter defined) subject to the royalties hereinafter reserved, within, upon or under the said lands, together with all of the present or future right, title, estate and interest, if any, of the Lessor in and to the leased substances or any of them within, upon or under any lands excepted from the said lands and any roadways, lanes or rights of way adjoining the said lands; together with the exclusive right and privilege to explore for, drill for, operate for, produce, win, take, remove, store, treat and dispose of the leased substances and the right to  inject substances into the said lands for the purpose of obtaining, maintaining or increasing production from the said lands, the pooled lands or the unitized lands and to store and recover any such substances injected into the said lands.

TO  HAVE AND ENJOY the same for the term of Three (3) years (herein called the “primary term”)  commencing on the date hereof and continuing so long thereafter as operations (as hereinafter defined) are conducted upon the said lands, the pooled lands or the unitized lands with no cessation, in the case of each cessation of operations, of more than 90 consecutive days.

THE LESSOR AND THE LESSEE HEREBY COVENANT AND AGREE AS FOLLOWS:

1.   INTERPRETATION

In this Lease the following expressions shall have the following meanings:

(a)   “anniversary date” means the date corresponding to the date first above written in each year during which this Lease remains in force;

(b)  “commercial production” means the output from a well of such quantity of the leased substances or any of them as, considering the costs of drilling and production operations and price and quality of the leased substances, after a production test of suitable duration and nature in accordance with good oil field practice, would commercially and economically warrant the drilling of a like well in the vicinity thereof;

(c)   “force majeure” means any cause beyond the Lessee’s reasonable control and, without limitation, includes an act of God, strike, lockout, or other industrial disturbance, act of any public enemy, war, blockade, riot, lightning, fire, storm, flood, explosion, unusually severe weather conditions, government restraints, including road bans, but shall not include lack of finances;

(d)   “lease year” means a period of one year commencing on the date first above written or any anniversary date and ending at midnight of the day immediately preceding the next anniversary date;

(e)   “leased substances” means all petroleum, natural gas, and related hydrocarbons (except  coal) and all materials and substances (except valuable stone), whether   liquid, solid or gaseous and  whether hydrocarbons or not, produced in association with petroleum, natural gas, or related hydrocarbons or found in any water contained in any reservoir;

(f)   “offset well” means any well, drilled subsequent to the effective date hereof on any spacing unit laterally adjoining the said lands, which spacing unit does not include lands owned by the Lessor or, if owned by the Lessor, not under lease to the Lessee;

(g)   “operations” means any of the following:

(i)    drilling, testing, completing, reworking, recompleting, deepening, plugging back or repairing a well or equipment on or in the said lands or injecting substances by means of a well, in search for or in an  endeavor to obtain, maintain or increase production of any leased substance from the said lands, the pooled lands or the unitized lands;

(ii)   the production of any leased substance;

(iii)  the recovery of any injected substance; or

(iv) the extraction of water or water and natural gas in an endeavor to obtain, maintain or increase production of coal bed methane;

or

(v)  any acts for or incidental to any of the foregoing;

(h)    “pooled lands” means all or any portion of the said lands and such other lands as may have been pooled, which pooling shall not exceed a spacing unit, in accordance with the terms hereof or pursuant to any agreement,  or any statute, regulation, order or directive of any government or any governmental agency;

(i)   “rental” shall have the meaning given in paragraph 2;

(j)  “said lands” means all the lands and all zones and formations underlying the lands described above as the “said lands”, or such portion or portions thereof as shall not have been surrendered;

(k)    “spacing unit” means the area allocated to a well from time to time on or in the vicinity of the said lands, for the purpose of drilling for or producing, as the case may be, the leased substances or any of them, as defined or prescribed by or under any statute, regulation, order or directive of any government or any governmental agency;

(l) “suspended well payment” shall have the meaning given in paragraph 3;

(m)   “unitized lands” means all or any portion of the said lands and such other lands as may have been unitized in accordance with the terms hereof or pursuant to any agreement, statute, or any regulation, order or directive of any government or any governmental agency;

(n)   “Unit Agreement” means any agreement for the development or operation of all or any portion of the said lands together with other lands as a single unit without regard to separate ownership and for the allocation of costs and benefits on a basis as defined in the agreement.

2.   RENTALS

Lump Sum

The Lessee shall, on or before the date on which the additional consideration provided for above is payable, pay to the Lessor a sum (herein called the “rental”) equal to the sum of

--- Five Hundred ---

Dollars ($500.00) which sum represents payment in full of all rental payments which the Lessee may be entitled to make to the Lessor during the Primary Term hereof.

3. SUSPENDED WELLS

If, at the expiration of the primary term or at any time or times thereafter, there is any well on the said lands, the pooled lands, or the unitized lands, capable of producing the leased substances or any of them, and all such wells are shut-in or suspended, this Lease shall, nevertheless, continue in force as though operations were being conducted on the said lands, for so long as all the said wells are shut-in or suspended and so long thereafter as operations are conducted upon the said lands, the pooled lands or the unitized lands, with no cessation, in the case of each cessation of operations, of more than 90 consecutive days.  If no royalties are otherwise payable hereunder during a lease year after the primary term within which such shut-in period or periods occur and during such lease year no other operations are conducted on the said lands, the pooled lands, or the unitized lands then the Lessee shall pay to the Lessor an amount equal to    --- Three Hundred Fifty ---   Dollars ($350.00) within 90 days after the expiry of such lease year (herein called the “suspended well payment”).

4. ROYALTIES

(a)   The Lessee shall pay the Lessor a royalty in an amount equal to the current market value at the wellhead as and when produced of  Sixteen percent (16%) of all the leased substances produced, saved and sold, or used by the Lessee for a purpose other than that described in subclause (b) hereof, from the said lands; provided that in computing the current market value at the wellhead of all the leased substances produced, saved and sold, or used by the Lessee for a purpose other than that described in subclause (b) hereof, the Lessee may deduct any reasonable expense incurred by the Lessee (including a reasonable rate of return on investment) for separating, treating, processing, compressing and transporting the leased substances to the point of sale beyond the wellhead or, if the leased substances are not sold by the Lessee in an arm’s length transaction, to the first point where the leased substances are  used  by the  Lessee  for a purpose  other than that  described in  subclause (b)  hereof;   provided further, however, that the  royalty  payable to the  Lessor hereunder shall not be less than     Eighty   percent (80%) of the royalty that would have been  payable to the Lessor if no such expenses had been incurred by the Lessee.  In no event shall the current market value be deemed to be in excess of the value actually received by the Lessee pursuant to a bona fide, arm’s length sale or transaction.  The royalty as determined under this clause shall be payable

on or before the 15th   day of the second month following the month in which the leased substances, with respect to which the royalty is payable, were produced, saved and sold, or used by the Lessee for a purpose other than that described in subclause (b).  No royalty shall be payable to the Lessor with respect to any substance injected into and recovered from the said lands, other than leased substances originally produced from the said lands for which a royalty has not been paid or payable.

(b)   Notwithstanding anything to the contrary herein contained or implied, the Lessee shall be entitled to use such part of the production of leased substances from the said lands as reasonably may be required and used by the Lessee in its operations hereunder on the said lands, the pooled lands or the unitized lands and the Lessor shall not be entitled to any royalty with respect to leased substances so used.

(c)  The Lessor agrees that the royalty reserved and payable hereunder in respect of the leased substances  shall be inclusive of any prior disposition of any royalty or other interest in the leased substances, and agrees to make all payments required by any such disposition out of the royalty received hereunder and to indemnify and save the Lessee harmless from its failure to do so; provided, however, that the Lessee may elect by notice in writing to the Lessor to make such payments on behalf of the Lessor and shall have the right to deduct any such payments made from the royalty, rental and suspended well payments otherwise payable to the Lessor.

(d)   The Lessee shall make available to the Lessor during normal business hours at the Lessee’s address for  notice, the Lessee’s records relating to the leased substances produced from or allocated to the said lands.

5. LESSER INTEREST

If the Lessor’s interest in the leased substances is less than the entire and undivided fee simple estate, the royalties, rentals and suspended well payments herein provided shall be paid to the Lessor only in the proportion which such interest bears to the entire and undivided fee.

6. TAXES PAYABLE BY THE LESSOR

The Lessor shall promptly pay all taxes, rates and assessments that may be assessed or levied, directly or indirectly, against the Lessor by reason of the Lessor’s interest in production of leased substances obtained from the said lands, or the Lessor’s ownership of the leased substances.

7. TAXES PAYABLE BY THE LESSEE

The Lessee shall pay all taxes, rates and assessments that may be assessed or levied in respect of the operations of the Lessee on, in, over or under the said lands, and shall further pay all taxes, rates and assessments that may be assessed or levied directly or indirectly against the Lessee by reason of the Lessee’s interest in production of leased  substances from the said lands.   The Lessee shall on the written request of the Lessor, accompanied by such tax receipts, statements or tax notices as the Lessee may require, reimburse the Lessor for  Eighty-five percent (85%) of any taxes assessed or imposed on the Lessor while this Lease remains in force by reason of the Lessor being  the  registered owner of the leased substances or being entitled to become such owner; provided that the Lessee  shall, at the written request of the Lessor, pay the Lessor’s said percentage of said tax and be reimbursed from any sums payable to the Lessor under this Lease.

8. OFFSET WELLS

If commercial production is obtained after the date of this Lease from an offset well, then unless (i) a well has been or is being drilled on the spacing unit of the said lands laterally adjoining the spacing unit of the offset well and into the zone or formation from which commercial production is being obtained from the offset well, or (ii) all or part of the spacing unit of the said lands laterally adjoining the spacing unit of the offset well has been pooled or included in a unit in which the pooled or unitized substances include production from the same zone or formation from which production is being obtained from the offset well, the Lessee shall within 6 months from the later of the date of the offset well being placed on commercial production or, if information with respect to the amount of production from the offset well is restricted pursuant to any statute, regulation, order or directive of any government or governmental agency and such information is unknown to the Lessee, until one month after such information is made public:

(a)   commence or cause to be commenced operations for the drilling of a well on the spacing unit of that  portion of the said lands which comprises or is included in the spacing unit laterally adjoining the spacing unit of the offset well and thereafter drill, or cause to be drilled the same to the zone or formation from which production is being obtained from the offset well;

(b)   pool or unitize that portion of the said lands which comprises or is included in the spacing unit laterally adjoining the spacing unit of the offset well, such pooling or unitization to include production from the same zone or formation from which the offset well is being produced;

(c)  surrender all or any portion of the said lands pursuant to the provisions hereof, provided that the surrender shall include but may be limited to the zone or formation from which production is being obtained from the offset well  underlying that portion of the said lands which comprises or is included in the spacing unit laterally adjoining the spacing unit of the offset well; or

(d)   pay to the Lessor at such times as royalty would be payable pursuant to the provisions of this Lease, until the provisions of paragraphs (a), (b) or (c) of this clause are met, a royalty which shall be proportionately equivalent on an acreage basis to such royalty as would have been payable to the Lessor if the leased substances produced from the  offset well were actually being produced from a well on the said lands which commenced production on the last day of the said 6-month period; provided however, that should any spacing unit of the said lands laterally adjoin more than one spacing unit upon which is located an offset well from which commercial production is being obtained, the royalty which the Lessee may elect to pay to the Lessor pursuant to this subclause shall be calculated on the average of the production from the said offset wells, such average to be calculated by dividing the total production from all of the said offset wells by the number of all of the said offset wells.

Notwithstanding anything herein contained, the obligations imposed by this clause shall be deemed not to have arisen if (a) the offset well shall cease to be capable of or ceases commercial production during the said 6-month period, or (b) the offset well is productive primarily or only of natural gas and the Lessee has not previously arranged an adequate and commercial market for the natural gas which might be produced from any well to be drilled pursuant to this clause.

9. POOLING AND UNITIZATION

(a)   The Lessee is hereby given the right and power at any time and from time to time during and after the primary term to pool the said lands, or any portion thereof, or any zone or formation underlying the said lands or any portion thereof, or any of the leased substances therein, with any other lands or any zone or formation underlying such other lands or any portion thereof, or any of the leased substances therein, but so that the other lands or any zone or formation  thereof, together with the said lands or any zone or formation thereof, shall not exceed one spacing unit.  The Lessee shall thereafter give written notice to the Lessor describing the extent to which the said lands are being pooled and describing the spacing unit with respect to which they are so pooled.  In the event of pooling there shall be allocated to that portion of the said lands included in the spacing unit that proportion of the total production of the leased substances from the spacing unit, after deducting any leased substances used in operations on the pooled lands, which the surface area of that portion of the said lands placed in the spacing unit bears to the total surface area of the lands in the spacing unit.  The production so allocated shall be considered for all purposes, including the payment of royalty, to be the entire production of the leased substances from the portion of the said lands included in the pooling in the same manner as though produced from the said lands under the terms of this Lease.

(b)   The Lessee may terminate any pooling pursuant to subclause (a) of this clause and thereafter shall give written notice to the Lessor.

(c)  If the spacing unit pooled under this clause is varied or terminated by any statute, regulation, order or  directive of any government or governmental agency, or if the pooling is terminated or invalidated by reason of the termination or expiration of a lease covering any lands, other than the said lands, within the spacing unit, or any other cause beyond the Lessee’s reasonable control, and this Lease would otherwise terminate as a result of such variation or termination of the spacing unit or such termination or invalidation of the pooling, this Lease shall nonetheless continue in force for a period of 90 days after the Lessee receives notice that the spacing unit has been varied or terminated or the pooling has been terminated or invalidated  and  the  term  of  the  Lease  may  be  extended  further  pursuant  to  other  provisions  of  this  Lease,  including  without  limitation  the commencement of operations, within the said 90-day period.

 d)   The Lessee is hereby given the right and power at any time and from time to time during and after the primary term to include the said lands or any portion thereof or any zone or formation underlying the said lands or any portion thereof, or any of the leased substances therein, in a Unit Agreement for the unitized development or operation thereof with any other lands, or any zone or formation underlying such other lands, or any of the leased substances therein, if such becomes necessary or desirable in the opinion of the Lessee.  The Lessee shall thereafter give written notice to the Lessor stating that the said lands are being or have been unitized.  The basis and manner of any such unitization, the manner of allocating unitized production among the several tracts of unitized lands, and the contents of any such Unit Agreement shall be in the sole discretion and determination of the Lessee, exercised bona fide, and when so determined shall be binding upon the Lessor.

(e)   In the event of unitization, the production of leased substances which are unitized shall be allocated to that portion of the said lands included in the unit in accordance with the terms of the Unit Agreement.  The production so allocated shall be considered for all purposes, including the payment of royalty, to be the entire production of the leased substances from the portion of the said lands included in the unit in the same manner as though produced from the said lands under the terms of this Lease.  Upon notice from the Lessor, the Lessee shall provide the Lessor with a copy of the Unit Agreement within a reasonable time after the right and power granted hereunder has been exercised.  The Lessee shall also have the right and power to withdraw the said lands, or any portion or portions of the said lands or the leased substances, from the Unit Agreement and shall give the Lessor written notice thereof.

(f)   Any operations conducted on the pooled lands or the unitized lands, whether conducted before, after or during the exercise of the rights and powers granted under this clause, or the presence of a shut-in or suspended well on the pooled lands or the unitized lands, shall have the same effect in continuing this Lease in force and effect during the term hereby granted or any renewal or extension thereof as if such operations were upon the said lands, or as if said shut-in or suspended well were located on the said lands.

10. CONDUCT OF OPERATION

The Lessee shall conduct all operations on the said lands in a diligent, careful and workmanlike manner and in compliance with the provisions of any statutes, regulations, orders or directives of any government or governmental agency applicable to such operations, and where such provisions conflict with the terms of this Lease, such provisions shall prevail.

11. INDEMNIFICATION

The Lessee shall indemnify the Lessor against all actions, suits, claims and demands by any person or persons whomsoever in respect of any loss, injury or damage arising out of or connected with any operations carried out by the Lessee on the said lands, the pooled lands, or the unitized lands unless such loss, injury or damage was caused by the act or omission of the Lessor, its agents, employees or contractors.

12. DISCHARGE OF TAXES AND ENCUMBRANCES

The Lessee may at the Lessee’s option pay or discharge the whole or any portion of any withholding or other tax, charge, mortgage, lien or encumbrance payable, incurred or created by the Lessor or the Lessor’s predecessors or successors in title or interest which may now or hereafter exist on or against or in any way affect the said lands or the leased substances, in which event the Lessee shall be subrogated to the rights of the holder or holders thereof and, at  the Lessee’s option, may reimburse itself by applying the amount so paid by the Lessee against the consideration payable hereunder, the rentals, suspended well payments, royalties, or other sums accrued or accruing to the Lessor under the terms of this Lease, and any sums so applied shall, for all purposes of this Lease, be deemed to have been paid to and received by the Lessor in payment of the consideration payable hereunder, rentals, suspended well payments, or royalties, or other sums accrued or accruing to the Lessor under the terms of this Lease, as the case may be

13. SURRENDER

(a)   Notwithstanding anything herein contained, the Lessee may, at any time or from time to time, by written notice to the Lessor, surrender this Lease as to the whole or any part of the leased substances or the said lands or both of them, and this Lease shall thereupon terminate as to the whole or any part of the leased substances or of the said lands or both of them so surrendered.

(b)   Upon the said termination, the Lessee shall be released from all obligations accrued or to accrue respecting the said lands or the leased substances or both of them so surrendered excepting accrued royalty, rentals, suspended well payments, taxes and assessments.  Any rentals paid shall not be refunded.

(c)  Upon the said termination, suspended well payments and the obligation to pay rental and royalties shall be extinguished or proportionately reduced as the case may be; provided that if the Lessee surrenders all or any part of  the said lands by zone or formation the rental hereinbefore specified shall not abate.

14. REMOVAL OF EQUIPMENT

The Lessee shall have at all times during the currency of this Lease and for a period of 6 months after its termination, the right to remove from the said lands all or any of its machinery, equipment, structures, pipelines, casing and materials whether placed upon, within or under the said lands.

15. DEFAULT

(a)   If, before or after the expiry of the primary term, the Lessor considers that the Lessee has not complied with any provision or obligation of this Lease, including but not limited to a failure to give notice or to pay in the manner specified any rental, suspended well payments, royalty or other sums for which specific provision is made in this Lease, the Lessor shall notify the Lessee in writing, describing in reasonable detail the alleged breach or breaches.  The Lessee shall have 30 days after receipt of such notice to:

i)      remedy or commence to remedy the breach or breaches alleged by the Lessor, and thereafter diligently continue to remedy the same; or

ii)     commence and diligently pursue proceedings for a judicial determination as to whether the alleged acts or omissions constitute a breach or breaches on the part of the Lessee.

(b)   The performance of any act by the Lessee intended to remedy all or any of the alleged breaches shall not be deemed an admission by the Lessee that it has failed to perform its obligations hereunder.  If the Lessee fails to remedy or commence to remedy a breach or breaches within the 30- day period, or if having so commenced to remedy a breach or breaches thereafter fails to continue diligently to remedy the same, and if proceedings have not been commenced for a judicial determination as aforesaid, this Lease, except for the Lessee’s right with respect to the removal of equipment and its obligation to remove any registered document in relation to this Lease, shall thereupon terminate and it shall be lawful for the Lessor to re-enter the said lands and to repossess them.  If proceedings for a judicial determination are commenced within the aforesaid period of time, this Lease shall not terminate until the existence of such breach has been finally judicially determined; nor shall it terminate if the Lessee within 30 days of such final determination has  remedied or commenced to remedy the breach or breaches, and having so commenced to remedy the breach or  breaches, thereafter diligently continues to remedy the same.

(c)  Notwithstanding anything contained in this Lease, this Lease shall not terminate nor be subject to forfeiture or cancellation if there is located on the said lands or on the pooled lands or on the unitized lands a well capable of producing leased substances or any of them, or on which operations are being conducted; and, in that event, the Lessor’s remedy for any default under this Lease shall be for damages only.

16. FORCE MAJEURE

(a)   If operations are interrupted or suspended or cannot be commenced as a result of force majeure, this Lease shall not terminate during any such period of interruption, suspension or inability to commence caused thereby or for 30 days thereafter.

(b)   If the Lessee is unable, in whole or in part, by force majeure to carry out its obligations hereunder, other than any obligation to make payment of any monies due hereunder, then the obligations of the Lessee, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused; and the cause of the force majeure so far as possible shall be remedied with all reasonable dispatch.

(c)  Nothing herein shall require the settlement of strikes, lockouts or other labour disturbances except in the sole discretion of the Lessee.

17. QUIET ENJOYMENT

The Lessor covenants and warrants that, subject only to such mortgages and encumbrances contained in the existing Certificate of Title, the Lessor has not disposed of the Lessor’s interest in all or any part of the said lands and the leased substances, and has the right and full power to enter into this Lease and to grant and demise the said lands and the leased substances, and that the Lessee, upon observing and performing the covenants and conditions on the Lessee’s part to be observed and performed, shall and may peaceably possess and enjoy the same during the primary term of this Lease and any extensions thereof without any interruption or disturbance from or by the Lessor or any person claiming under or through the Lessor.

18. FURTHER ASSURANCES

The Lessor and the Lessee shall each do and perform all such further acts and execute and deliver all such deeds, documents and writings and give all such further assurances as may be reasonably required in order to fully perform and carry out the terms of this Lease.

19. MANNER OF PAYMENT

(a)   All payments to the Lessor provided for in this Lease shall, at the Lessee’s option, be paid or tendered  either to the Lessor or to the depository named in or pursuant to this clause, and all such payments or tenders may be made by cheque or draft of the Lessee either mailed or delivered to the Lessor or to said depository, which cheque or draft shall be payable in Canadian funds.  If payment is made by the Lessee to the depository, the Lessor does hereby appoint

DIRECT TO LESSOR AT ADDRESS FOR SERVICE as the sole depository for the receipt of all monies payable under this Lease, and the Lessor agrees that said depository and its successors shall be and continue as its agent for the receipt of any and all sums payable hereunder,  regardless of changes of ownership (whether by assignment, succession or otherwise and whether in whole or in part) of the said lands or the leased substances or of the consideration payable hereunder, rentals, suspended well payments or royalties to accrue hereunder.  Any payment mailed to the Lessor or to the depository shall be deemed to have been paid

4 days (excluding Saturdays, Sundays and statutory holidays) after deposit in any mail box or post office.

(b)   The Lessor may not cancel the appointment of a depository without designating a successor but may at any time designate a new depository by giving written notice to the Lessee specifying the name and address of such new depository; provided that

(i)    only a bank, trust company, credit union, or treasury branch in Canada may be designated as a depository,

(ii)   only one depository shall be designated at any one time, regardless of whether or not any monies payable hereunder are, or become, payable to more than one person, and

(iii)  the Lessee shall not be required to recognize any new depository until the expiration of 45 days from the receipt by it of the notice in writing, but this shall not prohibit the Lessee from making payment to the new depository prior to the expiration of the 45-day period.  All payments or tenders made to such new depository shall be deemed to have been made in accordance with the terms of this Lease.

(c)  If any depository shall at any time resign, or fail or refuse to act as the depository hereunder and a new depository is not designated by the Lessor pursuant to the terms of this clause within 10 days from such resignation, failure or refusal to act, then the Lessee at its option may designate a depository hereunder, which depository shall be entitled to charge its usual fees and collect same from the Lessor, and said depository shall be the depository to all intents and purposes as if originally appointed by the Lessor.

(d)   Should the Lessor be a non-resident of Canada, the Lessor acknowledges and agrees that the Lessee may deduct income, withholding or other taxes from any payment to the Lessor in compliance or intended compliance with the provisions of the Income Tax Act, tax agreements or treaties or other statutes of Canada or its Provinces as are from time to time enacted and amended, whereupon the timely remittance by the Lessee of the balance of the payment to the Lessor shall be deemed to constitute full performance by the Lessee in respect of such payment.

20. ASSIGNMENT

Each of the parties hereto may delegate, assign, sublet or convey to any other person, firm or corporation all or any of the property, powers, rights and interests obtained by or conferred upon them respectively by this Lease and may  enter into all agreements, contracts and writings and do all necessary acts and things to give effect to the provision of this clause; provided that no assignment by the Lessor shall be binding upon the Lessee, notwithstanding any actual or constructive notice or knowledge thereof, unless and except when the same be for the entire interest of the Lessor.  The Lessee need not act on any assignment until 45 days after the Lessee has been actually furnished with evidence satisfactory to it of such assignment. All payments made within the aforesaid period to the party or parties who would have been entitled to the same in the absence of such assignment shall be deemed to have been made in accordance with the terms of this Lease.  The foregoing shall not, however, prohibit the Lessee from acting upon the assignment prior to the expiration of the aforesaid 45-day period and all payments or tenders made in accordance with such assignment shall be deemed to have been made in accordance with the terms of this Lease; provided further that if the Lessee shall assign this Lease as to any part or parts of the said lands, then the rental, suspended well payments  and royalties shall be apportioned among the several lease holders rateably according to the surface area of each and should the assignee or assignees of any such part or parts fail to pay the proportionate part of the rental, suspended well payments and royalties payable by him or them, such failure to pay shall not affect this Lease insofar as it relates to and comprises the part of parts of the said lands in respect of which the Lessee or its assignees shall have made due payment.

21.  NOTICES

(a)  All notices, communications and statements (herein called “notices”) required or permitted hereunder shall be in writing.  Notices may be served:

(i)    personally by delivering them to the party on whom they are to be served at that party’s address hereinafter given, provided such delivery shall be during normal business hours.  Personally served notices shall be deemed received by the addressees when actually delivered as aforesaid; or

(ii)   by telegraph or telecommunication (or by any other like method by which a written and recorded message may be sent) directed to the party on whom they are to served at that party’s address hereinafter given.    Notices so served shall be deemed received by the respective addressees thereof (1) when actually received by them if received within the normal working hours of a business day, or (2) at the commencement of the next ensuing business day following transmission thereof, whichever is the earlier; or

(iii)  by mailing them first class (air mail if to or from a location outside of Canada) post, postage prepaid, to the party on whom they are to be served.   Notices so served shall be deemed to be received by the addressee at noon, local time, on the earlier of the actual date of receipt or the 4th   day (excluding Saturdays, Sundays or statutory holidays) following the mailing thereof.  No notice shall be effective if mailed during any period in which postal workers are on strike or if a strike of postal workers is imminent and may be anticipated to affect normal delivery of the notice.

(b)  The address for service of notices shall be as follows:

Lessee:	112 North Curry Street	Lessor:	4246 Albert Street
	Carson City, Nevada		Regina, Saskatchewan
	USA 89703		S4S 3R9

(c)   Any party may change its address for service by notice to the other party served as aforesaid.

(d)  Nothing herein shall in any way affect the method of the payment of monies as set out in clauses 19 and 20 of this Lease.

22. ENTIRE AGREEMENT

The terms of this Lease constitute the entire agreement between the parties, and no implied covenant or liability of any kind is created or shall arise by reason hereof or anything contained herein.   This Lease supersedes and  replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties relating to the subject matter hereof.  The parties recognize that the terms of this Lease may be modified or affected by statute, regulation, order, or directive of any government or governmental agency.

23. NO AMENDMENT EXCEPT IN WRITING

No amendment or variation of the terms of this Lease shall be binding on any party unless it is evidenced in writing executed by the parties.

24. TIME OF THE ESSENCE

Time shall be of the essence.

25. ENUREMENT

This Lease shall enure to the benefit of and shall be binding upon the parties hereto and their respective  heirs,  executors, administrators, successors and assigns.

26. SEVERABILITY

If any provision hereof becomes illegal or unenforceable, the provision will be deemed to be severed and the Lease shall continue as amended.

 27. PERSONAL INFORMATION CONSENT

            By providing personal information to the Lessee, the Lessor consents to the Lessee’s collection, use, retention and disclosure of that information for any and all purposes and uses as permitted or contemplated under the above-described Lease and as needed to comply with any legal requirements.

   The Lessee may retain this information so long as is reasonable to fulfill those purposes.

IN WITNESS WHEREOF the Lessor and the Lessee have executed and delivered this Lease on the date first above written.

SIGNED AND DELIVERED

in the presence of:

    /s/  Ralph Floyd                                                                             /s/ William Steer

Witness       RALPH FLOYD

       WILLIAM STEER

Lessor

ALLIANCE PETROLEUM CORPORATION

Per:

  /s/ Khurram Ijaz

KHURRAM IJAZ, President

Lessee

                   AFFIDAVIT OF EXECUTION

I,  RALPH FLOYD

of  REGINA

, in the Province of SASKATCHEWAN, MAKE OATH AND SAY:

1.

THAT I was personally present and did see  WILLIAM STEER named in the within instrument, who is personally known to me to be the person named therein, duly sign and execute the same for the purposes named therein.

2.

THAT the same was executed at  REGINA

, in the Province of Saskatchewan, and that I am a subscribing witness thereto.

3.

THAT I know the said  WILLIAM STEER and he is, in my belief, of the full age of eighteen years.

SWORN before me at  Regina

,)

 in the Province of Saskatchewan, this         14th

)

day of  January

, 2011

 )

        /s/ Ralph Floyd

  (witness signature)

       [signature illegible]

 A Commissioner for Oaths in and for the Province of

Saskatchewan

A Commissioner for Oaths in and for the Province of

Saskatchewan

My Commission expires Aug. 31, 2013